Exhibit 99.1

ESMARK, INC.

Moderator: Dennis Halpin

06-10-08/1:00 p.m. CT

Confirmation # 1607524

ESMARK INC.

Moderator: Dennis Halpin

June 10, 2008

1:00 p.m. CT

Operator: Good day everyone and welcome to the Esmark Incorporated first quarter 2008 conference call. Today’s conference is being recorded.

At this time, I would like to turn the conference over to your host, Mr. Dennis Halpin. Please go ahead, sir.

Dennis Halpin: Thank you, Darrell and good afternoon everyone. Welcome to Esmark Incorporated conference call and webcast covering the first quarter of 2008 results.

Joining me today on the call is Jim Bouchard, Chairman and Chief Executive Officer; Craig Bouchard, Vice Chairman and President; David Luptak, Executive Vice-President Mill Operations; Tom Modrowski, Executive Vice-President Downstream Operations; and Paul Mooney, Executive Vice-President and our CFO.

Certain comments made on this morning’s call may contain forward-looking statements within the meeting of section 27A of the Securities Act and Section 21E of Securities and Exchange Act. Listeners are cautioned that such forward-looking statements are only predictions and may differ materially from actual events or results. Please refer to yesterday’s earning release and Item 1A entitled “Risk Factors” in our most recently filled Form 10-K, as well as other reports and fillings

ESMARK, INC.

Moderator: Dennis Halpin

06-10-08/1:00 p.m. CT

Confirmation # 1607524

with the SEC which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements. In addition, any forward-looking statements contained in this conference call represent Esmark Incorporated’s view as of today only, and the company does not assume any obligation to update them.

Also, please note that today’s conference call is opened to the public and is being broadcast live both on our Web site at www.esmark.com as well as on www.investorcalendar.com. It contains time-sensitive information and is being recorded for reply through June 17th by dialing 888-203-1112 or 719-457-0820 and using the pass code 1607524.

Finally, before passing the call over to our chairman, I want to advise all that, again, due to ongoing M&A activity, this call will not include a question and answer session following our prepared remarks. We have structured today’s comments to address these topics and their status to the level we can at this particular time, in addition to covering the call’s core purpose, which is our first quarter 2008 results.

With that being said, I’ll now turn the call over to Jim Bouchard.

Jim Bouchard: Thanks, Dennis. Good afternoon everyone. Before getting underway, I want to take a moment and introduce the executive team joining me today.

My brother, Craig, Vice Chairman and President; Dave Luptak, Executive Vice-President on Mill Operations, will share with us some of the operation metrics for the mill side, our mill side performance; Tom Modrowski, our Executive Vice-President, Downstream Operations, will give us an update on the service center side of the business, and now formally including Wheeling Corrugated; and Paul Mooney, our Chief Financial Officer who will provide us a detail on the financial performance for Q1, our first complete quarter as a merged entity.

ESMARK, INC.

Moderator: Dennis Halpin

06-10-08/1:00 p.m. CT

Confirmation # 1607524

On behalf of them, myself and the entire management team, the workforce here at Esmark, I want to thank all of you for taking the time to join us today to review the company’s performance for the first quarter of 2008.

Well, it hasn’t been that long since our year-end call, a lot has certainly taken place, both here at Esmark as well as in the marketplace. As most remember, we announced back on April 30th that we’d entered into and agreed to material terms of a proposed tender offer and merger with Essar Steel Holdings for a cash purchased price of $17 per share plus debt. This proposed transaction was unanimously approved at the time by our board. Shortly thereafter on May 5th, we further announced that we have received funding of a new $110 million term loan with Essar. Proceeds of this loan were used not only to increase overall company liquidity but significantly to fully repay the remaining balance for the government-backed term loan. This loan, originally $250 million, entered into on August of 2003, can now be marked as paid-in-full and six years prior to the original maturity date. On May 30th, Severstal announced an all-cash tender offer also at $17 per share to acquire the all outstanding shares of our company, essentially matching Essar’s offer.

Our board will exam and consider this offer consistent with their fiduciary duties and the company’s obligation under its memorandum of agreement with the Essar Steel and reply back to our shareholders on or before this Friday, June 13th.

While I typically refrain from discussing litigation matters on an earnings call, I feel I should comment on two particular matters that are appropriate given their significance.

First, regarding Arcelor Mittal’s lawsuit filled in early May of this year alleging breach of contract by the company and other parties over the purchase of Sparrows Point. Obviously, we believe that any claims arising out of the contemplated Sparrows Point transaction are without merit and we will vigorously defend this position.

ESMARK, INC.

Moderator: Dennis Halpin

06-10-08/1:00 p.m. CT

Confirmation # 1607524

Second, on May 23rd, the Supreme Court of West Virginia denied Massey Energy’s request for an appeal relative to the $220 million judgment entered into and against them in July 2007 for failure to deliver coal in accordance with this contractual obligation and certain related misrepresentations. This judgment continues to accrue interest and is now well over $250 million, and the clock continuous to tick. This decision placed Wheeling-Pittsburgh and its co-plaintiff Mountain State Carbon, that much closer to recovering the damages sustained in recent years at the coke plant now owned by both in a joint-venture partnership. Needless to say, this decision by the State Supreme Court gives us both a great deal of satisfaction.

From a financial performance, our results approximated where we guided back to on April 30th and represented dramatic improvement to the pre-merger performance. As results show in our first full quarter since combining, we not only have positive EBITDA at a consolidated entity but also at both individual units, mill operation and downstream service center business. I will discuss the overall results in more detail as well as provide some general direction as to the second quarter, and David and Tom will give specific details to each of their respective operations.

I am happy to say that Esmark is expected to be EBITDA as well as net income positive in the second quarter of 2008, demonstrating the restructuring effort currently underway at Wheeling-Pittsburgh.

From the commercial perspective, while we participate in several large markets including cold rolled and galvanized, the hot band market has been and continues to be a desired area for us to focus on. And given that we are heavily concentrated on the spot market versus many of our other steel competitors, we are better able to take advantage of the rising crisis that are occurring in the second quarter. To illustrate this, our Wheeling-Pittsburgh traditional mix of hot band as a percentage of total mill shipments were approximately 30 percent. In the first quarter our hot band mix was just under 49 percent. Also from the downstream perspective, we continue to

ESMARK, INC.

Moderator: Dennis Halpin

06-10-08/1:00 p.m. CT

Confirmation # 1607524

successfully compete in areas such as non-residential construction. Awards on the Freedom Tower in New York and the Pittsburgh Penguins Arena projects are two recent examples underscoring our competitive results. We will continue to adjust our product mix and pursue project opportunities that optimize our bottom-line performance.

Before I hand the call over to Dave, I want to address the issue of our recent press regarding the NASDAQ notices and our present debt situation. Due to the complexities associated with the merger and its timing in proximity to year-end, we did not file our 2007 Form 10-K in a timely manner and, therefore, received a required notice from the NASDAQ on this delinquency. The hearing date has been set for this Thursday, June 12th, to discuss our reasons for the late filling. Since that time, we have filed our Form 10-K but then fell delinquent with our Form 10-Q for the first quarter of 2008. But yesterday’s filing of that Q, we are now current with our regulatory fillings and expect to be filing on the timely basis in the future.

And while I know that Paul will be discussing the overall debt position and liquidity here shortly, I want to reinforce the fact that our company has improved its liquidity, and our balance sheet is now stronger than anytime since I was appointed Chairman of Wheeling-Pitt back in December of 2006.

At this point, I would like to pass the call over to Dave Luptak. Dave.

Dave Luptak: Thanks, Jim. As I did during the April 30 conference call, I’ll focus on mill operations, comment on our key business drivers, safety environmental compliance, product quality, productivity, and cost containment. During my comments during the April 30 call, I referenced first quarter performance. As such, I’ll briefly update our performance through the most current period available.

ESMARK, INC.

Moderator: Dennis Halpin

06-10-08/1:00 p.m. CT

Confirmation # 1607524

We continue to make significant improvements in most critical areas. Looking first at workplace safety, we remain focused on employee training and safety awareness. During May, we began our 30-hour training program for our managers and reinitiated 10-hour OSHA training for our hourly workforce. We’re making progress on this front. Our OSHA accident recordable frequency rate through May 2008 is approximately 30 percent improved over 2007 and our lost time injury frequency rate is down over 25 percent through May 2008. We are very pleased with the union/management cooperative effort in this area and we are encouraged by the progress we’ve made. But we’re not satisfied and we continue to work hard at what is our most important job, assuring that all of our people return home each day in the same condition they arrived.

On the environmental compliance front, I mentioned during the April call that we measured ourselves against performance index which our environmental people have developed to help us assess our effectiveness in this area. Essentially, that index considers and qualifies all of the environmental requirements necessary to monitor and meet each and every applicable environmental standard. We focus a lot of attention, effort and resources on environmental compliance. Our year-to-date 2008 performance against this metric is also a significant improvement over 2007.

In the area of product quality and customer service, through the first five months of this year, almost every quality metric we monitor has seen significant improvement. The chemistry diversion rate in our melt shops is significantly better than our 2007 performance. During April we achieved the new record low diversion rate of 0.74 percent at our caster. We’ve made similar progress at our hot strip mill and finishing operations.

In March, we set a new quality record of the hot strip mill, turning in a final reject rate of 0.18 percent, significantly beating the prior best of 0.29 percent. Once again, we’re not fully where we want to be but we’re making good progress.

ESMARK, INC.

Moderator: Dennis Halpin

06-10-08/1:00 p.m. CT

Confirmation # 1607524

On the productivity front, we produced a little over 615,000 tons of slabs during the first quarter, averaging just under 26 heats per day and we ran at about that rate though May. We’ve seen good improvement in our EAF hot metal charging practices. On May 13, we had our best production day to date the EAF, tapping 28 heats. We continue to run both the EAF and our BOF shop to maximize raw steel production and make the best use of hot metal from our blast furnace. With the cost of prime scrap having risen significantly during the quarter, the ability to make a portion of our melt in the BOF shop helps us control our slab cost.

Monthly hot band production is averaging approximately 203,000 tons through May, all of which comes out of our Mingo Junction steel making operations. As I mentioned during the April call, we do not currently intend to purchase slabs for processing through our hot strip mill during 2008.

Finally, turning to cost containment, this remains a critical driver as we move in to 2008. As it has been widely reported, raw material costs are up across the board. We are particularly impacted the by iron ore pellet and scrap cost increases. Our Mountain State joint venture allows us to be less impacted by price increases in the coke market. However, energy costs, particularly natural gas rates, remain high.

The good news is that as we move through the second quarter, the steel market pricing remains strong. We intend to continue to optimize both our hot end and finishing production capacity to take full advantage of that market opportunity.

Thanks, that’s all I have for now on steel operations. Jim, back to you.

Jim Bouchard: Thanks, Dave. Now let’s turn it over to Tom Modrowski, who will give us an update on the Downstream Service Center side of business and Wheeling Corrugating. Over to you, Tom.

ESMARK, INC.

Moderator: Dennis Halpin

06-10-08/1:00 p.m. CT

Confirmation # 1607524

Tom Modrowski: Thanks, Jim, and good afternoon everyone. At our last call, we discussed the timing of consolidated reporting for the original Esmark Service Center Group and Wheeling Corrugating as later this year. Let me begin today by saying, through the tremendous effort of many of our people involved in the downstream operations of Esmark, we are pleased that beginning with the first quarter, we’re reporting on the consolidated basis.

The Downstream Operations Group experienced a very robust first quarter. Although we continue to see softness in the market, our diverse costumer base has allowed us the good fortune of starting a year ahead of expectations, exceeding our earlier reported guidance for the quarter. EBITDA for the first quarter was 15.9 million compared to 3.5 million in 2007, and well in excess of our earlier stated objective.

Wheeling Corrugating contributed 7.4 million while the service center operations hosted 8.5 million, an increase of five million over the year earlier period. Significant mill price increases throughout the quarter placed tremendous pressure on our entire commercial organization. Our commercial team, working closely with our costumers, managed through some difficult situations as prices rose nearly 26 percent. As a result, gross margins strengthen from a year earlier by 14.8 million.

Wheeling Corrugating contributed 9.6 million while the service center group margins increase 35 percent from 2007. In spite of the decline of nearly eight-and-a-half percent in service center flat roll shipments, as reported by the MSCI, our service center group shipments of 180,000 tons represented a decrease of only 5.9 percent from 2007’s first quarter shipments of 191,000 tons. Wheeling Corrugating shipments totaled 93,000 tons or total of 273,000 tons for the downstream operations group in the first quarter of 2008. Revenue totaled $258 million.

Inventory levels ended the quarter as slightly higher than the industry average of 2.8 months, primarily due to continued support from our diverse supply base. In spite of the continuing trend

ESMARK, INC.

Moderator: Dennis Halpin

06-10-08/1:00 p.m. CT

Confirmation # 1607524

of weaker industry-wide flat roll shipments, our second quarter is shaping up very well. We are expecting a year-over-year EBITDA improvement in excess of 50 percent.

Additionally, efforts are ongoing, planning the implementation of a common IT platform across all downstream operations separating Wheeling Corrugating from the mill operations and seeking out mutual commercial and cost savings opportunities between the groups. While the complete separation will take sometime, our IT project is proceeding as planned with our first launch started this past month. Once complete, we expect to improve reporting efficiencies, inter-company visibility for inventory management commercial opportunities, and cost reductions due to synergistic activity that will occur.

Concurrent with this activity, several inter-company opportunities have already been identified and taking advantage of that will strengthen the financial performance of both groups as we move forward. Thanks, Jim, back to you.

Jim Bouchard: Thanks, Tom. Finally, I would like to turn the call over to Paul Mooney, our Chief Financial Officer, who will discuss the financial performance of the company during the first quarter and provide some brief guidance regarding the second quarter. Paul.

Paul Mooney: Thanks, Jim. As we’ve already mentioned, we released today for the first time, first quarter earnings of Esmark including Wheeling-Pittsburgh Steel Corporation or Wheeling-Pittsburgh. For accounting purposes, Esmark was the acquirer in the merger. Purchase accounting has been applied to November 27, 2007 balance sheet of Wheeling-Pittsburgh. As we discussed last time, our reported first quarter results incorporated the results of operations of ESSG for the entire fourth quarter of 2007, but only included the results of Wheeling-Pittsburgh for the post merger period from November 27 through December 31, 2007.

ESMARK, INC.

Moderator: Dennis Halpin

06-10-08/1:00 p.m. CT

Confirmation # 1607524

This anomaly makes sequential quarterly comparisons essentially meaningless at the consolidated level. For the first quarter reporting period, Esmark reported a net loss of $15.8 million or 40 cents per share. Consolidated EBITDA was a positive of $11.4 million. However, this amount included a non-cash charge for the amortization of investments which included in other losses on our P&L, excluding this charge results in adjusted positive EBITDA of $12.8 million for the quarter. As we had guided in our conference call of April 30th, both ESSG and Wheeling Pittsburgh had positive EBITDA for the reporting period.

On a consolidated basis, net sales for the quarter totaled $600.1 million on shipments of 789,164 tons. The overall average selling price per ton was $760. Consolidated cost of sales totaled $553.4 million or $701 per ton. As previously discussed, the operations of Wheeling Corrugating Company, which is a division of Wheeling-Pittsburgh, have been included with the operation of the ESSG, our steel service center company, to form operating segment called downstream operations, which Tom has just reported on.

This leaves the primary steel making and processing of operations in a segment called mill operations. Certain costs associated with the Esmark holding company aggregating $6 million have not been allocated to either segment for this purpose.

Mill operation shipments for the first quarter were 628,600 tons including 112,600 tons of inter-segment shipments. Shipments of downstream operations total 273,185 tons. Sales were $418.9 million or $666 per ton at mill operations before inter-company eliminations and 263.1 million or $963 per ton downstream operation. Cost of sales was 404.5 million or 643 a tons at mill operation, 230.6 million or 844 tons at downstream operation.

Regarding the mill operations results, the average selling prices were up about $60 per ton from the fourth quarter. As previously mentioned sequential comparisons are not really meaningful. However, in general terms, production was at least equal to or greater than fourth quarter levels,

ESMARK, INC.

Moderator: Dennis Halpin

06-10-08/1:00 p.m. CT

Confirmation # 1607524

in some cases, significantly greater. These higher production levels resulted in increased fixed cost absorption. However, higher cost of scrap and pig iron and greater usage of both together with higher coke and natural gas costs somewhat offset the benefit of higher selling prices.

Turning to downstream results, selling prices increased, as Tom has discussed. While the cost of substrate increased somewhat less. Downstream operations also benefited from the non-recurrence $9.4 million dollar that impairment charge which it took to income the fourth quarter.

First quarter capital expenditures totaled $5.5 million, of which 4.6 million was incurred at mill operations and 0.9 million at downstream operations. For the balance of the year, additional capex of $62 million as planned, of which $52 million would be occurred at mill operation.

Consolidated liquidity of March 31, 2008 was a $104.7 million, comprising $22.1 million in cash and $82.6 million in availability under our revolving credit facility. At May 31, 2008 this amount were $12.3 million in cash and $59 million in availability, for total liquidity of 71.3.

As previously noted we received approximately $70 million in net proceeds from the sales of our investment, Wheeling-Nisshin in March. These proceeds were used to pay down our term loan by a like amount. Further on May 6, we amended and restated that term loan whereby Essar assumed the remaining $79 million outstanding principal amount of the loans outstanding.

That assumption resulted in the guarantees previously provided by the Federal and State Guarantors being terminated. On the same day, we borrowed an additional $31 million from Essar which has enhanced our liquidity at Wheeling-Pittsburgh.

None of the liquidity numbers I have cited include any proceeds from our successful verdict in the Massey litigation nor do our results reflect the benefit of any ultimate recovery in that regard.

ESMARK, INC.

Moderator: Dennis Halpin

06-10-08/1:00 p.m. CT

Confirmation # 1607524

Looking at the second quarter, we see consolidated shipments declining by about 15,000 tons or two percent. Selling prices have continued to increase to approximately $925 a ton on a consolidated basis and $750 a ton on first quarter, an increase of more than $160 a ton.

Costs, however, are expected to increase by approximately $125 a ton for consolidated net margin improvement of about $40 a ton. Both segments are expected to contribute to the sequential margin improvement but it is expected to occur predominantly our mill operation segment.

Current production and shipping level are sustained for the balance of the quarter, which should result in an increased consolidated EBITDA, a level of greater than $30 million, which would result in our recording add income for the quarter. We will be providing more specific guidance in the near future.

Mill operation shipments as a third party are expected to decline by approximately 20,000 tons, although selling prices are expected to increase by about $225 a ton. Costs of sales are expected to likewise increase by over a $150 a ton. About two-thirds of this increase or $100 a ship ton will result from higher scrap costs or higher iron ore and lower fixed cost absorption due to a slightly lower production level will account for rest about evenly.

Downstream operation, shipments are expected to increase by about 5,000 tons, significant increases in selling prices of both service center and Wheeling Corrugating Division products. Selling price increases are expect to exceed increase substrate cost overall, although this will not be the case for the corrugating division due to the longer historically in times for certain of its products.

That’s it from my financial summary. Jim, back to you.

ESMARK, INC.

Moderator: Dennis Halpin

06-10-08/1:00 p.m. CT

Confirmation # 1607524

Jim Bouchard: Thanks, Paul. That’s it for today’s prepared remarks. As Dennis mentioned at the beginning of the call, we’ve put considerable effort into this call, prepared remarks to ensure our coverage was both comprehensive and insightful. Unfortunately due to the M&A activity that is currently underway in the company, we are unable to take questions and answers. We will keep you updated as events progress here at Esmark Incorporated and thank you for joining us in today’s call and your interest in Esmark. Thank you.

Operator: Once again, ladies and gentlemen, this will conclude today’s conference. We thank you for your participation. You may now disconnect.

END

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Important Information

This document is for informational purposes only and is not an offer to buy or the solicitation of an offer to sell any securities. In the event Essar and the Company enter into a definitive merger agreement and following the commencement of the offer contemplated thereby, the Company will file a solicitation/recommendation statement with respect to the offer. Once filed, Company stockholders should read these materials carefully prior to making any decisions with respect to the offer because they will contain important information, including the terms and conditions to the offer.

The foregoing is a transcript of the June 10, 2008 conference call of Esmark Incorporated (the “Company”). While efforts are made to provide an accurate transcription, the transcript may contain typographical mistakes, inaudible statements, errors, omissions or inaccuracies. The Company believes that none of these inaccuracies are material.